UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2009

CHAPARRAL ENERGY, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	333-134748	73-1590941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

______________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 14, 2009, Chaparral Energy, Inc. (the “Company”) entered into an agreement to sell the assets of the Electric Submersible Pumps division of Green Country Supply, Inc. (the “ESP Division”) to Global Oilfield Services, Inc. (“Global”) for a cash price of $26.0 million, subject to working capital adjustments as provided in the agreement.

On June 8, 2009, the Company received approximately $24.6 million in conjunction with the closing of the ESP Division sale to Global. The amount received reflected a reduction of approximately $1.4 million due to working capital changes as of March 31, 2009. The Company paid off notes payable attributed to certain assets sold to Global in the amount of $1.6 million. The purchase price is subject to a final working capital adjustment on or before August 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Date: June 9, 2009	By: /s/ Joseph O. Evans
Name: Joseph O. Evans
Title: Chief Financial Officer and Executive Vice President

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